UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2008

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2008, the Board of Directors of Avista Corporation (Avista Corp. or the Company) appointed Mark T. Thies as Senior Vice President and Chief Financial Officer of Avista Corp. effective September 29, 2008. Malyn K. Malquist, the current Executive Vice President and Chief Financial Officer of Avista Corp., will become Executive Vice President effective September 29, 2008 and he will continue to play an active part in the senior executive team, particularly in the area of strategic subsidiary oversight. Mr. Malquist is planning to retire from the Company after a reasonable transition period.

From 2003 until January 2008, Mr. Thies, 44, was Executive Vice President and Chief Financial Officer of Black Hills Corporation, a diversified energy company providing regulated electric and natural gas service to areas of South Dakota, Wyoming and Montana. Mr. Thies joined Black Hills Corporation in 1997 as Controller and he was Senior Vice President and Chief Financial Officer from 2000 to 2003.

The Company has entered into an employment agreement with Mark T. Thies in the form of a Letter of Employment. The agreement provides for Mr. Thies’ annual base salary to be $315,000. For 2008, the incentive bonus potential for Mr. Thies’ position of Senior Vice President is 60% of base salary, which will be pro-rated based upon the effective start date, and paid on the same basis as incentive bonus payments to other officers. The agreement also allows Mr. Thies to participate in the Company’s Executive Performance Share and Restricted Stock Plans. As a Senior Vice President, Mr. Thies will be awarded a grant of 12,500 performance shares, with a potential payout of 0% - 150% based on a 3-year performance cycle that will end in 2010. Mr. Thies will also receive an initial stock award grant of 2,400 shares of restricted stock that will vest based upon the terms of the plan. Mr. Thies will also be provided with a Change in Control Contract upon his hire date.

As an executive of the Company, Mr. Thies will be enrolled in the Executive Income Continuation Plan and the Supplemental Executive Long Term Disability Plan. Mr. Thies will also be eligible to participate in the Supplemental Executive Retirement Plan, according to the eligibility set forth in the Plan document with the addition of the following provision:

After completing 10 years of full-time employment service Mr. Thies will receive a “two for one” credit for Vesting Service for each completed year of full-time service from year 10 through year 12 (employment service).

The foregoing summary of the employment agreement in the form of a Letter of Employment is qualified in its entirety by reference to the actual Letter of Employment, which is filed as Exhibit 10.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement between the Company and Mark T. Thies in the form of a Letter of Employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date: August 18, 2008	/s/ Marian M. Durkin
Marian M. Durkin Senior Vice President, General Counsel and Chief Compliance Officer